Exhibit 10.19

PURCHASE AND SALE AGREEMENT

between

PRB ENERGY, INC. (“Seller”)

And

MAVERICK PIPELINE LLC, (“Purchaser”)

As of August 1, 2006

As of August 1, 2006

Maverick Pipeline LLC
Belle Fourche Pipeline Company	Via Fax 307-266-0383
455 North Poplar Street
Casper, WY 82602

Attn: Robert Stamp

Dear Sirs:

PRB Energy, Inc., formerly named PRB Gas Transportation, Inc., a Nevada corporation (“PRB”), entered into a Letter Agreement dated May 11, 2006 whereby PRB was to purchase certain assets from Maverick Pipeline LLC (“Maverick”) and Belle Fourche Pipeline Company (“Belle Fourche”), the assets being described in the Assignments and their exhibits, attached hereto as Attachments A1 and A2 ( “Assets”), for the sum of $462,500.

Upon review of the right-of-way files of Maverick and Belle Fourche , PRB has determined that there are gaps in the rights-of-way as indicated in Exhibit B attached hereto.  Maverick and Belle Fourche have agreed to resolve the gaps on BLM and State property.  The gaps on private property will be the responsibility of PRB and result in a downward adjustment to the purchase price of $34,394.  The parties agree to adjust the purchase price to $428,106.  PRB will pay Maverick and Belle Fourche in accordance with their wire instructions or as otherwise designated by them, and Maverick and Belle Fourche shall execute and deliver to PRB the Assignments.

There was no material deficiency in the environmental report and no recommendation for conducting further environmental testing, thus constituting a “favorable” environmental report.  Maverick and Belle Fourche have consented to PRB’s request for a 3 month grace period, ending on September 30, 2006, to conduct line pressure tests.  Should a line pressure test (conducted by September 30, 2006) be unfavorable, PRB and Maverick and/or Belle Fourche, as appropriate, agree to meet to determine their further course of action which may include reimbursing PRB proportionately for that segment of pipe.  Any unfavorable tests conducted after September 30, 2006 shall be the responsibility of PRB.

Very truly yours,

By:	/s/ Robert W. Wright
Robert W. Wright
Chairman of the Board

ACCEPTED AND AGREED to

As of the date first above written:

MAVERICK PIPELINE LLC		BELLE FOURCHE PIPELINE COMPANY

By:	/s/ H.A. True III	By	/s/ H.A. True III
H.A. True III, Member			H.A. True III, President